UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2008

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01.                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 25, 2008, Channell Commercial Corporation (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the majority independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350, as a result of the resignation of Stephen Gill from the board of directors of the Company.  As previously announced, Stephen Gill, who was one of the Company’s independent directors and a member of the Company’s audit committee, resigned from the board of directors in order to dedicate more of his efforts to other business initiatives.

Nasdaq’s letter advises the Company that, consistent with Nasdaq Marketplace Rule 4350(c)(1), Nasdaq is providing the Company a cure period to regain compliance as follows:

•                  until the earlier of the Company’s next annual shareholders’ meeting or February 11, 2009; or

•                  if the next annual shareholders’ meeting is held before August 11, 2008, then the Company must evidence compliance no later than August 11, 2008.

Since the Company intends to hold its next annual shareholders’ meeting before August 11, 2008, the Company will have until August 11, 2008 to regain compliance. The Company fully intends to regain compliance with Nasdaq Marketplace Rule 4350 within the allotted cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2008	CHANNELL COMMERCIAL CORPORATION

(Registrant)

/s/ Patrick E, McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal
financial officer of the Registrant)